Exhibit 99.1

Rigel Resource Acquisition Corp.
Announces Pricing of $275 Million Initial Public Offering

NEW YORK, November 4, 2021 /PRNewswire/ -- Rigel Resource Acquisition Corp. (the “Company” or “RRAC”), a special purpose acquisition company, today announced the pricing of its initial public offering of 27,500,000 units at a price of $10.00 per unit. The units are expected to be listed on The New York Stock Exchange (“NYSE”) and will begin trading on November 5, 2021, under the ticker symbol “RRAC.U”. Each unit is comprised of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “RRAC” and “RRAC WS,” respectively. The offering is expected to close on November 9, 2021, subject to customary closing conditions.

Rigel Resource Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is indirectly sponsored by Orion Mine Finance Fund III, which is managed by Orion Resource Partners (USA) LP (“Orion”). Orion is a global alternative investment management firm specializing in institutional metals and mining investment strategies primarily in the base and precious metals space. The Company’s management team is led by members of Orion’s current management team.

While the Company may pursue an initial business combination with a company in any industry, sector or geographic region, the Company intends to pursue an initial business combination with a target in the global mining industry, including operators of mines and providers of ancillary services. This may include “green” and/or battery metals and industrial minerals mining operators and ancillary service providers delivering innovative mineral processing technologies, or battery mineral technologies.

Goldman Sachs & Co. LLC is acting as the sole book-running manager for the offering. The Company has granted the underwriters a 45-day option from the date of the final prospectus to purchase up to an additional 4,125,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained, when available, for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, copies may be obtained, when available, from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com.

A registration statement relating to the securities was declared effective by the SEC on November 4, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for a business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.